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                                                                 Exhibit 10.24

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), made this 19th day of June, 1998, is entered into by FurnitureSite, Inc., a Delaware corporation with its principal place of business at 100 Beacon Street, Worcester, MA 01608-2210 (the "Purchaser"), and Steven Rothschild, residing at 4 Lantern Lane, Worcester, MA 01609 (the "Seller").

         1. The Seller hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller 7,500 shares (the "Shares") of common stock, no par value, of Empire Furniture Warehouse, Inc., a Massachusetts corporation ("Empire"). The aggregate purchase price for the Shares shall be $250,000.

         2. The Seller represents and warrants to the Purchaser that the Shares represent all the outstanding shares of capital stock of Empire and that they have been duly authorized, are validly issued and are fully paid and non-assessable.

         3. The Seller hereby acknowledges receipt of the purchase price for the Shares and the Purchaser hereby acknowledges receipt of a certificate evidencing the Shares.

         4. The Seller agrees to indemnify and hold harmless the Purchaser from and against all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by the Purchaser resulting from any breach of the representation and warranty made by the Seller in Section 2 above; PROVIDED that the aggregate liability for indemnification shall not exceed $250,000. The indemnity provided in this Agreement shall be the sole and exclusive legal remedy of the Purchaser for any breach of the representation and warranty for any claim, liability or obligation arising out of this Agreement and the acquisition of the Shares, whether in tort, contract or otherwise. The representation, warranty and indemnity shall expire on the first anniversary of the date of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

SELLER                                  FURNITURESITE, INC.
                                        (PURCHASER)


/s/ Steven Rothschild                   By: /s/ Steven Rothschild
-------------------------------             -------------------------------
Steven Rothschild                           Steven Rothschild,
                                            President